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Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-43073, 333-51574, and 333-64697 of NetBank, Inc. on Form S-8, Registration Statement No. 333-70756 of NetBank, Inc. on Form S-3, and Registration Statement No. 333-75298 of NetBank, Inc. on Form S-4, of our report dated January 25, 2002 (March 6, 2002 as to Note 16), appearing in this Annual Report on Form 10-K of NetBank, Inc. for the year ended December 31, 2002

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 26, 2003

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  Exhibit 23.3
INDEPENDENT AUDITORS' CONSENT